                                                                   Exhibit 10.23


                         AGREEMENT AND PLAN OF MERGER

                                     among


                                   ACQUIROR:

                                  iMALL, INC.

                           ________________________
                                     SUB:

                            PAYMENT SOLUTIONS, INC.

                           ________________________

                                    TARGET:

                          PURE PAYMENTS INCORPORATED

                           ________________________

                                  PRINCIPALS:

                        DANIEL DEVLIN AND JEFFREY LIPP



                                 March 8, 1999

                               TABLE OF CONTENTS
                               -----------------

    ARTICLE I.     DEFINITIONS....................................................    1
         1.1.   Defined Terms.....................................................    1
         1.2.   Other Defined Terms...............................................    4

    ARTICLE II.     THE MERGER....................................................    5
         2.1.   Approval of Merger................................................    5
         2.2.   The Merger........................................................    5
         2.3.   Effect of the Merger..............................................    5
         2.4.   Effect on Capital Stock...........................................    5
         2.5.   Assumption of Options.............................................    6
         2.6.   Charter Documents, Directors, Officers............................    7
         2.7.   Escrow of Acquiror Common Stock...................................    7
         2.8.   Capital Stock of Sub..............................................    7
         2.9.   Delivery of Certificates..........................................    8
         2.10.  No Further Ownership Rights in Target Stock.......................    8
         2.11.  Lost, Stolen or Destroyed Certificates............................    8
         2.12.  Tax Free Reorganization...........................................    8
         2.13.  Transfer Taxes....................................................    9

    ARTICLE III.   THE CLOSING....................................................    9
         3.1.   The Closing.......................................................    9
         3.2.   Deliveries at the Closing.........................................    9

    ARTICLE IV.    REPRESENTATIONS AND WARRANTIES CONCERNING THE TARGET...........    9
         4.1.   Organization, Qualification and Corporate Power...................    9
         4.2.   Authorization of Transaction......................................    9
         4.3.   Noncontravention..................................................   10
         4.4.   Brokers' Fees.....................................................   10
         4.5.   Investment........................................................   10
         4.6.   Target Stock......................................................   11
         4.7.   Capitalization....................................................   11
         4.8.   Title to Assets...................................................   12
         4.9.   Financial Statements..............................................   12
         4.10.  Events Subsequent to Target's Most Recent Fiscal Month End........   12
         4.11.  Litigation; Compliance with Laws..................................   13
         4.12.  Tax Matters.......................................................   13
         4.13.  Intellectual Property; Proprietary Information of Third parties...   14
         4.14.  Contracts.........................................................   15
         4.15.  Real Property.....................................................   16
         4.16.  Tangible Assets...................................................   17
         4.17.  Undisclosed Liabilities...........................................   17
         4.18.  Notes and Accounts Receivable.....................................   17
         4.19.  Powers of Attorney................................................   17

         4.20.  Insurance.........................................................   17
         4.21.  Product Liability.................................................   18
         4.22.  Guaranties........................................................   18
         4.23.  Environment, Health, and Safety...................................   18
         4.24.  Employees.........................................................   18
         4.25.  Employee Benefits.................................................   19
         4.26.  Transactions With the Target......................................   20
         4.27.  Disclosure........................................................   21

    ARTICLE V.     REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR AND THE SUB.....   21
         5.1.   Organization, Qualification and Corporate Power...................   21
         5.2.   Authorization of Transaction......................................   21
         5.3.   Noncontravention..................................................   21
         5.4.   Brokers' Fees.....................................................   22
         5.5.   Investment........................................................   22
         5.6.   Capitalization....................................................   22
         5.7.   Title to Assets...................................................   23
         5.8.   SEC Documents.....................................................   23
         5.9.   Events Subsequent to September 30, 1998...........................   23
         5.10.  Litigation; Compliance With Laws..................................   24
         5.11.  Tax Matters.......................................................   24
         5.12.  Intellectual Property; Proprietary Information of Third parties...   25
         5.13.  Contracts.........................................................   26
         5.14.  Employees.........................................................   26
         5.15.  Transactions With Affiliates......................................   26
         5.16.  Disclosure........................................................   27

    ARTICLE VI.    PRE-CLOSING COVENANTS..........................................   27
         6.1.   General...........................................................   27
         6.2.   Shareholders' Consent.............................................   27
         6.3.   Notices and Consents..............................................   27
         6.4.   Operation of Business.............................................   27
         6.5.   Preservation of Business..........................................   28
         6.6.   Full Access.......................................................   28
         6.7.   Notice of Developments............................................   28
         6.8.   Exclusivity.......................................................   28

    ARTICLE VII.   POST-CLOSING COVENANTS.........................................   29
         7.1.   General...........................................................   29
         7.2.   Litigation Support................................................   29
         7.3.   Transition........................................................   29
         7.4.   Confidentiality...................................................   29
         7.5.   Escrow Agreement..................................................   30
         7.6.   Employment Agreements.............................................   30
         7.7.   Covenant Not to Compete...........................................   30

         7.8.   Merger Shares.....................................................   31

    ARTICLE VIII.  CONDITIONS TO OBLIGATION TO CLOSE..............................   32
         8.1.   Conditions to Obligation of the Acquiror and Sub..................   32
         8.2.   Conditions to Obligation of the Principals........................   33

    ARTICLE IX.    REMEDIES FOR BREACHES OF THIS AGREEMENT........................   34
         9.1.   Survival of Representations and Warranties........................   34
         9.2.   Indemnification Provisions for Benefit of the Acquiror............   35
         9.3.   Indemnification Provisions for Benefit of the Principals..........   36
         9.4.   Procedure for Claims between Parties..............................   36
         9.5.   Matters Involving Third parties...................................   37
         9.6.   Determination of Adverse Consequences.............................   38
         9.7.   Other Indemnification Provisions..................................   38

    ARTICLE X.     TAX MATTERS....................................................   38
        10.1.   Tax Periods Ending on or Before the Closing Date..................   38
        10.2.   Tax Periods Beginning Before and Ending After the Closing Date....   38
        10.3.   Refunds and Tax Benefits..........................................   39
        10.4.   Cooperation on Tax Matters........................................   39
        10.5.   Tax Sharing Agreements............................................   40
        10.6.   Certain Taxes.....................................................   40

    ARTICLE XI.    TERMINATION....................................................   40
        11.1.   Termination of Agreement..........................................   40
        11.2.   Effect of Termination.............................................   41

    ARTICLE XII.   MISCELLANEOUS..................................................   41
        12.1.   No Third-party Beneficiaries......................................   41
        12.2.   Entire Agreement..................................................   41
        12.3.   Succession and Assignment.........................................   41
        12.4.   Counterparts......................................................   41
        12.5.   Headings..........................................................   41
        12.6.   Notices...........................................................   42
        12.7.   Governing Law.....................................................   42
        12.8.   Amendments and Waivers............................................   42
        12.9.   Severability......................................................   43
        12.10.  Expenses..........................................................   43
        12.11.  Construction......................................................   43
        12.12.  Incorporation of Exhibits and Schedules...........................   43

Exhibit A-Form of Escrow Agreement
Exhibit B-Target's Financial Statements
Exhibit C-Form of Employment
Exhibit D-Form of Opinion of Counsel to the Principals
Exhibit E-Form of Opinion of Counsel to the Acquiror

Schedules-Exceptions to Representations and Warranties

                         AGREEMENT AND PLAN OF MERGER

     This Agreement is entered into on March 8, 1999, by and among (i) iMALL, Inc., a Nevada corporation (the "Acquiror"), (ii) Payment Solutions, Inc., a
                                 --------
Delaware corporation ("Sub"), (iii) Pure Payments Incorporated a Delaware
                       ---
corporation (the "Target"), and (iv) Daniel Devlin, an individual and Jeffrey
                  ------
Lipp, an individual (together, the "Principals")
                                    ----------

     WHEREAS, the respective boards of directors of the Acquiror, the Sub and the Target, and the requisite number of shareholders of the Target, have approved the combination of the businesses of the Acquiror and the Target pursuant to this Agreement; and

     WHEREAS, in furtherance of such combination, the respective boards of directors of the Acquiror, the Sub and the Target have approved the merger of the Sub with and into the Target with the Target being the surviving corporation (the "Merger") pursuant to the terms of this Agreement and in accordance with
      ------
the applicable provisions of the Delaware General Corporation Law (the "DGCL");
                                                                        ----
and

     WHEREAS, pursuant to the Merger, each outstanding share of capital stock of the Target shall be converted into the right to receive shares of capital stock of the Acquiror, upon the terms and subject to the conditions set forth herein; and

     WHEREAS, the parties intend that the transaction contemplated herein will qualify as a reorganization within the meaning of Section 368(a) of the Code; and

     WHEREAS, in connection with the Merger, the parties desire to set forth certain representations, warranties and covenants made by each to the other or others as an inducement to the consummation of the Merger, upon the terms and subject to the conditions contained herein; and

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties agree as follows.

                                  ARTICLE I.

                                  DEFINITIONS
                                  -----------

     1.1.  Defined Terms.  As used herein, the terms below have the following
           -------------
           meanings:

     "Accredited Investor" has the meaning set forth in Regulation D promulgated
      -------------------
under the Securities Act.

     "Adverse Consequences" means all actions, suits, proceedings, hearings,
      --------------------
investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, net Taxes (after taking into account any Tax savings), liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations
      ---------
promulgated under the Securities Exchange Act.

     "Affiliated Group" means any affiliated group within the meaning of Code
      ----------------
(S)1504(a).

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Confidential Information" means any information concerning the businesses
      ------------------------
and affairs of a party that is not already generally available to the public.

     "Controlled Group of Corporations" has the meaning set forth in Code
      --------------------------------
(S)1563.

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or
      ---------------------
retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA (S)3(2).
      -----------------------------

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA (S)3(1).
      -----------------------------

     "Environmental, Health and Safety Laws" means the Comprehensive
      -------------------------------------
Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Extremely Hazardous Substance" has the meaning set forth in (S)302 of the
      -----------------------------
Emergency Planning and Community Right-to-Know Act of 1986, as amended.

     "Fiduciary" has the meaning set forth in ERISA (S)3(21).
      ---------

     "GAAP" means United States generally accepted accounting principles as in
      ----
effect from time to time.

     "Knowledge" means actual knowledge of the officers, directors or
      ---------
individuals, as the case may be, provided that such individuals have not intentionally avoided such knowledge.

     "Multiemployer Plan" has the meaning set forth in ERISA (S)3(37).
      ------------------

     "Ordinary Course of Business" means the ordinary course of business
      ---------------------------
consistent with past custom and practice (including with respect to quantity and frequency).

     "PBGC" means the Pension Benefit Guaranty Corporation.
      ----

     "Person" means an individual, a partnership, a corporation, an association,
      ------
a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Prohibited Transaction" has the meaning set forth in ERISA (S)406 and Code
      ----------------------
(S)4975.

     "Reportable Event" has the meaning set forth in ERISA (S)4043.
      ----------------

     "SEC" means the Securities and Exchange Commission.
      ---

     "SEC Documents" means all documents filed by the Acquiror with the SEC
      -------------
since January 1, 1996.

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as
      -----------------------
amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge,
      -----------------
or other security interest, other than (i) mechanic's, materialmen's, and
                            ----------
similar liens, (ii) liens for Taxes not yet due and payable, (iii) purchase money liens and liens securing rental payments under capital lease arrangements, and (iv) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Target's Most Recent Balance Sheet" means the balance sheet contained
      ----------------------------------
within the Target's Financial Statements.

     "Tax" or "Taxes" shall mean any federal, state, local, foreign or other
      ---      -----
Tax, levy, impost, fee, assessment or other governmental charge, including without limitation income, estimated income, gross receipts, business, occupation, franchise, property, payroll, personal property, sales, transfer, use, employment, commercial rent, occupancy, escheat or withholding Taxes, and any premium, together with any interest, penalties and additions in connection with the foregoing.

     "Tax Return" shall mean any return (including any information return),
      ----------
declaration, report, estimate, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any governmental body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of, or compliance with, any legal requirement relating to any Tax.

     1.2.   Other Defined Terms. As used herein, the terms below have the
            -------------------
meanings defined for such terms in the following sections:

                    Term                                          Section
                    ----                                          -------
                    Acquiror                                      Preface
                    Acquiror Indemnified Party................     9.2.1
                    Acquiror Common Stock.....................      2.4
                    Acquiror's Most Recent Balance Sheet......      5.7
                    Acquiror's Series A Preferred Stock.......      5.6
                    Certificate of Designation................      5.6
                    Certificates..............................      2.9
                    Change of Control.........................     7.8.3
                    Claim Notice..............................     9.4.1
                    Closing...................................      3.1
                    Closing Date..............................      3.1
                    DGCL......................................    Preface
                    Effective Time............................      2.2
                    Effective Date............................      2.2
                    Escrow Agreement..........................      2.7
                    Holdback Amount...........................      2.7
                    Indemnified Party.........................     9.5.1
                    Indemnifying Party........................     9.5.1
                    Indemnification Termination Date..........      2.7
                    Indemnitor................................     9.4.1
                    Intellectual Property.....................     4.13.1
                    Material Adverse Effect...................      4.1
                    Merger....................................    Preface
                    Merger Shares.............................      2.4
                    Principals................................    Preface
                    Proposed Acquisition
                      Transaction.............................      6.8
                    Right of First Refusal....................     7.8.4
                    Sellers...................................      2.7
                    Series A Agreements.......................      4.7
                    Shareholders..............................      2.1
                    Shareholders' Consent.....................      2.1
                    Sub.......................................    Preface
                    Surviving Corporation.....................      2.2
                    Target....................................    Preface
                    Target Stock.............................       2.9
                    Target's Financial Statements.............      4.9
                    Target's Most Recent Fiscal
                      Month End...............................      4.9
                    Target's Series A Preferred

                    Term                                          Section
                    ----                                          -------
                      Stock...................................      4.7
                    Third party Claim.........................     9.5.1

                                  ARTICLE II.

                                  THE MERGER
                                  ----------

     2.1.  Approval of Merger.  The Merger shall be submitted for adoption and
           ------------------
approval to the shareholders of the Target (the "Shareholders") in a manner
                                                 ------------
allowed under the DGCL (the "Shareholders' Consent"). The Acquiror, the Sub and
                             ---------------------
the Target shall coordinate and cooperate with respect to the timing of the Shareholders' Consent and the Principals agree that they shall vote in favor of and approve this Agreement and the Merger.

     2.2.  The Merger.  Promptly following the execution of this Agreement and
           ----------
as soon as is practicable after the satisfaction or waiver of the other conditions contained herein, the parties hereto will cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware the Certificate of Merger, in such form or forms as are required by, and executed in accordance with, the relevant provisions of the DGCL (the time of such filing being the "Effective Time" and the date upon which the Effective Time occurs,
           --------------
being the "Effective Date"). At the Effective Time, in accordance with this
           --------------
Agreement and the DGCL, the Sub shall be merged with and into the Target, the separate existence of the Sub shall cease and the Target shall continue as the surviving corporation under the corporate name it possesses immediately prior to the Effective Time. The Target, as the surviving corporation after the Merger, is sometimes referred to herein as the "Surviving Corporation."
                                        ---------------------
     2.3.  Effect of the Merger.  At the Effective Time, the effect of the
           --------------------
Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchise of Sub and Target shall vest in the Surviving Corporation. As of the Effective Time, the Surviving Corporation will be a wholly-owned subsidiary of the Acquiror.

     2.4.  Effect on Capital Stock.  The number of shares of Acquiror common
           -----------------------
stock, par value $.008 (the "Acquiror Common Stock") to be issued (including
                             ---------------------
Acquiror Common Stock to be reserved for issuance upon exercise of any of the Target's options to be assumed by Acquiror pursuant to Section 2.5) in exchange for the acquisition by Acquiror of all outstanding capital stock of Target and all outstanding unexpired and unexercised options to acquire capital stock (as set forth on Schedule 1 hereto and collectively referred to as the "Options") of
                                                                    -------
the Target shall be Four Hundred and Fifty Thousand (450,000) (the "Merger
                                                                    ------
Shares").
------

          2.4.1.  Conversion of Target Common Stock.  Each share of Target
                  ---------------------------------
Common Stock issued and outstanding immediately prior to the Effective Time shall be converted, subject to Section 2.4.3 and Section 2.4.4, into the right to receive .05863746 of a share of Acquiror Common Stock. All such shares of Target Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the shares of Acquiror Common Stock into which such Target Common Stock has been converted. Certificates previously representing shares of Target Common Stock shall be exchanged for certificates representing whole shares of Acquiror Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with Section 2.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 2.9).

          2.4.2.  Conversion of Target Preferred Stock.  Each share of Target
                  ------------------------------------
Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted, subject to Section 2.4.3 and Section 2.4.4, into the right to receive .05863746 of a share of Acquiror Common Stock. All such shares of Target Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the shares of Acquiror Common Stock into which such Target Preferred Stock has been converted. Certificates previously representing shares of Target Preferred Stock shall be exchanged for certificates representing whole shares of Acquiror Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with Section 2.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 2.9).

          2.4.3.  Canceled Shares.  Each share of capital stock of the Target
                  ---------------
held in the treasury of the Target shall automatically cease to be outstanding, be canceled and retired and no payment or conversion into Acquiror Common Stock will be made with respect thereto.

          2.4.4.  Fractional Shares.  No certificates or scrip representing
                  -----------------
fractional shares of Acquiror shall be issued in connection with the Merger, and such fractional share interests will be canceled and thereafter will not entitle the owner thereof to vote or to any rights as a stockholder of Acquiror.

     2.5.  Assumption of Options.
           ---------------------

          2.5.1. At the Effective Time, each outstanding Option, whether vested or unvested, shall be assumed by Acquiror and constitute an option to acquire, on the same terms and conditions as were applicable under such Option prior to the Effective Time, the number (rounded down to the nearest whole number) of shares of Acquiror Common Stock as the holder of such Option would have been entitled to receive pursuant to the Merger had such holder exercised such Option in full immediately prior to the Effective Time (not taking into account whether or not such Option was in fact exercisable), at a price per share equal to (x) the aggregate exercise price for the Target Common Stock purchasable pursuant to such Option (not taking into account whether or not such Option was in fact exercisable) divided by (y) the number of shares of Acquiror Common Stock deemed purchasable pursuant to such assumed Option (rounded to the nearest whole number). At and after the Effective Time, Acquiror will honor all obligations with respect to such Options under the terms of such Options as in effect on the date hereof.

          2.5.2. As soon as practicable after the Closing Date, Acquiror shall deliver to each holder of an outstanding Option an appropriate notice setting forth such holder's rights pursuant thereto, and such Option shall otherwise continue in effect on the same terms and conditions as were in effect prior to the Effective Time.

          2.5.3. It is the intention of the parties that the Options assumed by the Acquiror qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the Options qualified as incentive stock options immediately prior to the Effective Time.

     2.6.  Charter Documents, Directors, Officers.  At and as of the Effective
           --------------------------------------
Time, (i) the Certificate of Incorporation and the By-laws of the Target shall be the Certificate of Incorporation and By-laws of the Surviving Corporation until thereafter amended as provided by the DGCL, (ii) the directors of the Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, until their successors are elected and qualified and
(iii) the officers of the Sub immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, until their successors are elected and qualified.

     2.7.  Escrow of Acquiror Common Stock.  Notwithstanding the provisions of
           -------------------------------
this Article 2, Target shall place in escrow pursuant to the terms of the escrow agreement (the "Escrow Agreement") in form and substance as set forth on Exhibit
                ----------------                                         -------
A hereto that number of Acquiror Common Stock equal to 25% of the total Merger
-
Shares of the Principals (the "Holdback Amount") allocated on a pro rata basis
                               ---------------
between both Principals. On the date eighteen (18) months after the Closing Date (or the first business day thereafter) (the "Indemnification Termination Date"),
                                             --------------------------------
the escrow agent will distribute all shares of Merger Shares remaining in the escrow account from the Holdback Amount after the escrow agent's application of amounts held pursuant to the Escrow Agreement in payment of the Target and Principals' indemnification obligations to Acquiror and Sub to an account in the United States designated by the Stockholder Representative (as defined in the Escrow Agreement) to the escrow agent in writing at least ten (10) business days prior to the Indemnification Termination Date. The escrow agent may withhold from the payment any amounts then in dispute relating to indemnification obligations of the indemnifying shareholders (the "Sellers") arising under this Agreement and the Escrow Agreement.

     2.8.  Capital Stock of Sub.  At the Effective Time, each share of Common
           --------------------
Stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one (1) validly issued, fully paid and nonassessable share of Common Stock of Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

     2.9.  Delivery of Certificates.  At the Effective Time, Acquiror shall make
           ------------------------
available, and each holder of Target Common Stock or Target Preferred Stock (together with the Target Common Stock, the "Target Stock") shall be entitled to
                                             ------------
receive upon surrender to Acquiror or its representatives of any certificate or certificates evidencing such Target Stock (the "Certificates") for cancellation
                                                ------------
together with any reasonable supporting documentation requested by Acquiror, including a tax identification number, the aggregate number of Merger Shares to be issued pursuant to Section 2.4 into which such Target Stock shall have been converted in the Merger, and upon such surrender of each Certificate and delivery by Acquiror of the aggregate number of Merger Shares in exchange therefor, such Certificates shall forthwith be canceled. Until so surrendered, each Certificate shall be deemed for all corporate purposes to evidence only the right to receive upon such surrender the aggregate number of Merger Shares into which the Target Stock represented thereby shall have been converted.

     2.10.  No Further Ownership Rights in Target Stock.  All shares of Acquiror
            -------------------------------------------
Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article 2 shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Target Stock theretofore represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Target Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 2, except as otherwise provided by law.

     2.11.  Lost, Stolen or Destroyed Certificates.  In the event that any
            --------------------------------------
Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Acquiror, the posting by such Person of a bond in such reasonable amount as Acquiror may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Acquiror Common Stock and any unpaid dividends or distributions with respect to Acquiror Common Stock, to which they are entitled pursuant hereto.

     2.12.  Tax Free Reorganization.  The Merger is intended to be a
            -----------------------
reorganization within the meaning of Section 368(a) of the Code and this Agreement is intended to be a "plan of reorganization" within the meaning of the regulations promulgated under Section 368 of the Code, and the Acquiror will not take any action contrary to such intention.

     2.13.  Transfer Taxes.  Each holder of shares of Target Stock shall be
            --------------
responsible for any stock transfer taxes and any sales, use or other taxes imposed by reason of the exchange by such holder of shares of Target Stock for the Merger Shares as provided hereunder and any deficiency, interest or penalty asserted with respect thereto.


                                 ARTICLE III.

                                 THE CLOSING

     3.1.  The Closing.  The closing of the transactions contemplated by this
           -----------
Agreement (the "Closing") shall take place at the offices of Latham & Watkins,
                -------
633 West Fifth Street, Suite 4000, Los Angeles, California, commencing at 9:00 a.m. local time, on the business day following the satisfaction or waiver of the conditions contained herein (other than conditions with respect to actions the respective parties will take at the Closing itself) (the "Closing Date");
                                                              ------------
provided, however, that the Closing Date shall be no later than March 16, 1999.
--------  -------

     3.2.  Deliveries at the Closing.  At the Closing, (i) the Principals will
           -------------------------
deliver to the Acquiror the various certificates, instruments, and documents referred to in Section 8.1 below and (ii) the Acquiror will deliver to the Principals the various certificates, instruments, and documents referred to in
Section 8.2 below.

                                  ARTICLE IV.

                        REPRESENTATIONS AND WARRANTIES
                             CONCERNING THE TARGET
                             ---------------------

     Each of the Principals and Target represent and warrant to the Acquiror and the Sub that the statements contained in this Article 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 4), except as set forth in the Disclosure Schedules attached hereto as of the date hereof.

     4.1.  Organization, Qualification and Corporate Power.  The Target is a
           -----------------------------------------------
corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Target is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the business, financial condition, operations, results of operations or future prospects ("Material Adverse Effect") of the Target. The Target has full corporate power
  -----------------------
and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Schedule 4.1 hereto lists the directors
                                         ------------
and officers of the Target.

     4.2.  Authorization of Transaction.  The Target and the Principals have
           ----------------------------
full power and authority to execute and deliver this Agreement and to perform its or their obligations hereunder. Assuming the due authorization, execution and delivery by the Acquiror and the Sub, this Agreement constitutes the valid and legally binding obligation of the Target and the Principals, enforceable in accordance with its terms and conditions, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. Other than the filings pursuant to the Merger, neither the Target nor the Principals need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

     4.3.  Noncontravention.  Neither the execution and the delivery of this
           ----------------
Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Target or either of the Principals is subject or any provision of the charter or bylaws of the Target or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Target or either of the Principals is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect on the Target or either of the Principals or impede the ability of the parties to consummate the transactions contemplated by this Agreement. Other than the filings pursuant to the Merger, neither the Target nor the Principals need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect on the Target or the Principals, as the case may be, or impede the ability of the parties to consummate the transactions contemplated by this Agreement.

     4.4.  Brokers' Fees. Neither of the Principals nor the Target has any
           -------------
liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Acquiror could become liable or obligated.

     4.5.  Investment.
           ----------

          4.5.1. Each of the Sellers of Target Stock understands that (i) the Merger Shares have not been registered under the Securities Act, nor qualified under the securities laws of any other jurisdiction, (ii) the Merger Shares cannot be resold unless it subsequently is registered under the Securities Act and qualified under applicable state securities laws or foreign securities laws, unless exemptions from such registration and qualification requirements are available, and (iii) the Seller has no right to require such registration or qualification.

          4.5.2. The Merger Shares to be received by the Sellers pursuant to this Agreement will be acquired for each Seller's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, any applicable state securities laws or foreign securities laws, and the Merger Shares will not be disposed of in contravention of the Securities Act or any applicable state securities laws or foreign securities laws.

          4.5.3. Each Seller is an accredited investor as such term is defined in Section 501 of Regulation D of the Securities Act, has substantial knowledge and experience in financial and business matters, has specific experience making investment decisions of a similar nature, and is capable, without the use of a financial advisor, of utilizing and analyzing the information made available in connection with the acquisition of the Merger Shares under this Agreement and of evaluating the merits and risks of an investment in the Merger Shares. Each Seller will provide the Acquiror with such information concerning any prior investment experience, business or professional experience and other information as the Acquiror may deem necessary to further evaluate the foregoing representations.

          4.5.4. Each Seller has carefully reviewed and understands the risks of, and other considerations relating to, an investment in the Merger Shares.

          4.5.5. Each Seller is able to bear the economic risk of his investment in the Merger Shares for an indefinite period of time because the Merger Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available and are subject to additional restrictions, including without limitation, rights of repurchase, rights of first refusal and restrictions on transfer as provided in this Agreement.

          4.5.6. Each Seller has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Merger Shares, has had full access to such other information concerning the Acquiror as the Shareholder has requested and has not received and is not relying upon any written offering literature or prospectus.

     4.6. Target Stock. Each Seller holds of record and owns beneficially the
          ------------
Target Stock set forth next to his name in Schedule 1 hereto, free and clear of
                                           ----------
any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. None of the Sellers is a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Target (other than this Agreement). None of the Sellers is not a party to any voting trusts or agreements, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Target.

     4.7.  Capitalization.  The authorized capital stock of the Target consists
           --------------
of 15,500,000 shares of common stock, par value $.0001 ("Target's Common Stock")
                                                         ---------------------
and 1,500,000 shares of preferred stock, par value $.0001 per share, all of which shares have been designated Series A Preferred Stock ("Target's Series A
                                                             -----------------
Preferred Stock"). As of the Closing Date, 5,630,458 shares of the Target's
---------------
Common Stock and 1,499,600 shares of the Target's Series A Preferred Stock will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof. The Target's Series A Preferred Stock is the only series of preferred stock of the Target issued and outstanding. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Target are as set forth in its charter and the Series A Preferred Stock Purchase Agreement and the Investor Rights Agreement (collectively, the "Series A Agreements"), and all such designations, powers,
                    -------------------
preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as set forth in the charter or the Series A Agreements, (i) the capital stock of the Target is free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands and (ii) the Target is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Target to sell, transfer, or otherwise dispose of any of its capital stock. The Target has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except for this Agreement, there are no voting trusts or agreements, stockholders agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Target.

     4.8.  Title to Assets.  The Target has good and marketable title to, or a
           ---------------
valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Target's Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Target's Balance Sheet.

     4.9.  Financial Statements.  Attached hereto as Exhibit A are the following
           --------------------                      ---------
financial statements (collectively the "Target's Financial Statements"): (i)
                                        -----------------------------
unaudited consolidated balance sheets and statements of income as of and for the 3 months ended February 28, 1999 (the "Target's Most Recent Fiscal Month End")
                                       -------------------------------------
for the Target. The Target's Financial Statements fairly reflect the financial condition of the Target as of such dates and the results of operations of the Target for such periods; provided, however, that the Target's Financial
                         -----------------
Statements are prepared on a cash basis, have not been prepared in accordance with GAAP, and do not include reserves or other such entries in accordance with GAAP.

     4.10.  Events Subsequent to Target's Most Recent Fiscal Month End.  Since
            ----------------------------------------------------------
Since the Target's Most Recent Fiscal Month End, there has been no change in the assets, liabilities or financial condition of the Target, except for changes in the Ordinary Course of Business which individually or in the aggregate have not had a Materially Adverse Effect on the Target, and there has not been a Material Adverse Effect on the Target by any occurrence, state of facts or development, individually or in the aggregate, whether or not insured against. Without limiting the generality of the foregoing, since that date the Target has not:
(i) issued any stock, bond or other security (except shares issued in connection with the exercise of employee stock options), (ii) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred in the Ordinary Course of Business and liabilities under contracts entered into in the Ordinary Course of Business,
(iii) declared or made any payment or distribution to equity holders or purchased or redeemed any share of its capital stock or other security, (iv) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens for current Taxes not yet due and payable, except for mortgages, pledges or liens that do not exceed $50,000 in the aggregate, (v) sold, assigned or transferred any of its assets except in the Ordinary Course of Business, or canceled any debt or claim, (vi) suffered any material loss of property or waived any right of substantial value whether or not in the Ordinary Course of Business, (vii) made any material change to the Target's employee benefit plans, (viii) made any change in the Target's accounting principles and practices, (ix) made any material change in the manner of business or operations, (x) entered into any material transaction except in the Ordinary Course of Business or as otherwise contemplated hereby or (xi) entered into any commitment (contingent or otherwise) to do any of the foregoing.

     4.11. Litigation; Compliance with Laws. There is no (i) action, suit,
           --------------------------------
claim, proceeding or investigation pending or, to the Knowledge of the Target and the Principals, threatened against the Target or its assets, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Target or (iii) governmental inquiry pending or threatened against or affecting the Target (including, without limitation, any inquiry as to the qualification of the Target to hold or receive any license or permit), and, to the Knowledge of the Target and the Principals, there is no basis for any of the foregoing which, in each case, could reasonably be expected to have a Material Adverse Effect on the Target. The Target is not in default with respect to any order, writ, injunction or decree known to or served upon the Target of any court or of any federal state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by the Target pending or threatened against others. The Target has complied with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services, except for such failures to comply which, individually and in the aggregate, would not have a Material Adverse Effect on the Target, and the Target has all necessary permits, licenses and other authorizations required to conduct its business in all material respects as conducted. To the Knowledge of the Target and the Principals, there is no existing rule, regulation or order, whether federal or state, which would prohibit or restrict the Target from, or otherwise materially adversely affect the Target in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

     4.12.  Tax Matters.  (i) The Target has timely filed all federal, state,
            -----------
county, local and foreign Tax returns required to be filed by it; (ii) all such Tax returns are complete and accurate; (iii) the Target has paid all Taxes shown to be due by such returns as well as all other Taxes, assessments and governmental charges that have become due or payable; (iv) the Target has withheld and collected all amounts required to be withheld from amounts owing to employees, creditors and third parties; (v) adequate reserves have been established for all Taxes accrued but not yet payable; (vi) no deficiency or adjustment of the Target's federal, state, county, local or foreign Taxes has been asserted or proposed, or is pending or threatened; (vii) there are no Tax liens outstanding against the assets, properties or business of the Target other than liens for current Taxes not yet due and payable; (viii) the Target has never been a member of any Affiliated Group, or any similar group for Tax purposes, other than the group of which it is currently a member; (ix) the Target is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Code (S)280G.

     4.13.  Intellectual Property; Proprietary Information of Third parties.
            ---------------------------------------------------------------

          4.13.1.  Intellectual Property.  The Target owns or possesses all
                   ---------------------
licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, Internet domain names, trade names, trade dress, logos, trade secrets, software, copyrights, manufacturing processes, formulae, trade secrets and know how (collectively, "Intellectual Property") necessary to the conduct of its business
                ---------------------
as conducted and, to the Knowledge of the Target and the Principals, as proposed to be conducted, and no claim is pending or, to the Knowledge of the Target, threatened to the effect that the operations of the Target infringe upon, misappropriate, violate or conflict with the asserted rights of any other Person under any Intellectual Property and there is no valid basis for any such claim (whether or not pending or threatened). No claim is pending or, to the Knowledge of the Target and the Principals, threatened to the effect that any such Intellectual Property owned or licensed by the Target, or which the Target otherwise has the right to use, is invalid or unenforceable by the Target, and, to the Knowledge of the Target and the Principals, there is no basis for any such claim (whether or not pending or threatened). The Target has not granted or assigned to any other Person any right to license or sell the software, trademarks, service marks, Internet domain names, trade names, trade dress, logos or trade secrets of the Target. Schedule 4.13.1 hereto sets forth (i) all
                                       ---------------
Intellectual Property necessary to the conduct of Target's business as currently conducted and (ii) all licenses granted to any Person for the use of the software, trademarks, service marks, Internet domain names, trade names, trade dress, logos or trade secrets of the Target.

          4.13.2.  Proprietary Information of Third parties.  No third party has
                   ----------------------------------------
claimed in writing or has a valid basis to claim that any Person employed by or affiliated with the Target has (i) violated or is violating any of the terms or conditions of such Person's employment, non-competition or nondisclosure agreement with such third party, (ii) disclosed or is disclosing or utilized or is utilizing any trade secret or proprietary information or documentation of such third party or (iii) interfered or is interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested in writing information from the Target which could reasonably be interpreted to suggest that such a claim might be contemplated. No Person employed by the Target has employed or proposes to employ, any trade secret or any information or documentation in violation of the proprietary rights of any former employer, and, to the Knowledge of the Target and the Principals, no Person employed by the Target has violated any confidential relationship which such Person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Target and there is no reason to believe there will be any such employment or violation. None of the execution, delivery or performance of this Agreement, or the carrying on of the business of the Target as officers, employees or agents by any officer, director or key employee of the Target or the conduct of the business of the Target will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such Person is obligated.
Schedule 4.13.2 hereto sets forth all employment, non-competition or
---------------
nondisclosure agreements currently in effect to which any Person employed by is a party.

     4.14.  Contracts.    Schedule 4.14 hereto lists the following contracts
            ---------     -------------
and other agreements to which the Target is a party:

          (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $10,000 per year;

          (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $10,000;

          (c) any agreement concerning a partnership or joint venture;

          (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

          (e) any material agreement concerning confidentiality or noncompetition;

          (f) any material agreement with any of the Principals and their Affiliates (other than the Target);

          (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

          (h) any collective bargaining agreement;

          (i) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing material severance benefits;

          (j) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

          (k) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Target; or

          (l) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000.

     The Principals have delivered to the Acquiror a correct and complete copy of each written agreement listed in Schedule 4.14 hereto. With respect to each
                                    -------------
such agreement: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (ii) no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (iii) no party has repudiated any material provision of the agreement.

     4.15.  Real Property.  Schedule 4.15 hereto lists and describes briefly
            -------------   -------------
 all real property pleased or subleased to the Target. The Principals have delivered to the Acquiror correct and complete copies of the leases and subleases listed in Schedule 4.15 hereto. With respect to each material lease
                    -------------
and sublease listed in Schedule 4.15 hereto:
                       -------------

          (a) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect in all material respects;

          (b) no party to the lease or sublease is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

          (c) no party to the lease or sublease has repudiated any material provision thereof;

          (d) there are no material disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

          (e) the Target has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

          (f) all facilities leased or subleased thereunder have received, to the Knowledge of the Target and the Principals, all approvals of governmental authorities (including material licenses and permits) required in connection with the operation thereof, and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects.

     4.16.  Tangible Assets.  The buildings, equipment, and other tangible
            ---------------
assets that the Target owns and leases are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear).

     4.17.  Undisclosed Liabilities.  The Target has no material liability
            -----------------------
(whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes), except for
(i) liabilities set forth on the face of the Target's Most Recent Balance Sheet (rather than in any notes thereto) and (ii) liabilities which have arisen after the Target's Most Recent Fiscal Month End in the Ordinary Course of Business.

     4.18.  Notes and Accounts Receivable.  All notes and accounts receivable of
            -----------------------------
the Target are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the potential for bad debts which is not reflected on the face of the Target's Most Recent Balance Sheet.

     4.19.  Powers of Attorney.  To the Knowledge of the Target and the
            ------------------
Principals, there are no material outstanding powers of attorney executed on behalf of any of the Target.

     4.20. Insurance. Schedule 4.20 hereto sets forth the following information
           ---------  -------------
with respect to each material insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) with respect to which the Target is a party, a named insured, or otherwise the beneficiary of coverage: (i) the name and telephone number of the agent; (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured; (iii) the period of coverage; (iv) the scope (including an indication of whether the coverage is on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and a description of any retroactive premium adjustments or other material loss-sharing arrangements. With respect to each such insurance policy: (a) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (b) neither the Target nor any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy; and (c) no party to the policy has repudiated any material provision thereof. Schedule 4.20
                                                             -------------
hereto describes any material self-insurance arrangements affecting the Target.

     4.21.  Product Liability.  The Target has no material liability (whether
            -----------------
known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product sold, licensed and delivered by the Target.

     4.22.  Guaranties.  The Target is not a guarantor or otherwise is
            ----------
responsible for any liability or obligation (including indebtedness) of any other Person.

     4.23.  Environment, Health, and Safety.
            -------------------------------

          4.23.1. Each of the Target and its predecessors and Affiliates (i) has complied with the Environmental, Health and Safety Laws in all material respects (and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any such failure to comply), (ii) has obtained and been in substantial compliance with all of the terms and conditions of all material permits, licenses, and other authorizations which are required under the Environmental, Health and Safety Laws, and (iii) has complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in the Environmental, Health and Safety Laws.

          4.23.2. The Target has no material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), and none of the Target and its predecessors and Affiliates has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could give rise to any material liability, for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health and Safety Law.

          4.23.3. All properties and equipment used in the business of the Target and its respective predecessors and Affiliates have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-transdichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

     4.24.  Employees.  To the Knowledge of the Target and the Principals, no
            ---------
executive, key employee, or significant group of employees plans to terminate employment with the Target during the next 12 months. The Target is not a party to or bound by any collective bargaining agreement, nor has any of them experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute. The Target has not committed any material unfair labor practice. Neither of the Principals and none of the directors and officers of the Target has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Target. The Target has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity and collective bargaining, and with ERISA, except for such failures to comply which, individually and in the aggregate, would not have a Material Adverse Effect on the Target.

     4.25.  Employee Benefits.
            -----------------

          4.25.1.  Schedule 4.25.1 hereto lists each Employee Benefit Plan that
                   ---------------
the Target maintains or to which the Target contributes.

          (a) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

          (b) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-l's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code (S)4980B have been met in all material respects with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

          (c) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Target. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

          (d) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code (S)401(a) and has received, within the last two years, a favorable determination letter from the Internal Revenue Service.

          (e) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

          (f) The Principals have delivered to the Acquiror correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

          4.25.2. With respect to each Employee Benefit Plan that the Target and the Controlled Group of Corporations which includes the Target maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

          (a) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of the Target and the Principals, threatened.

          (b) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any liability for material breach of fiduciary duty or any other material failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of the Target and the Principals, threatened.

          (c) The Target has not incurred any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

          4.25.3. None of the Target and the other members of the Controlled Group of Corporations that includes the Target contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any withdrawal liability, under any Multiemployer Plan.

          4.25.4. The Target does not maintain or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code (S)4980B).

     4.26.  Transactions With the Target.  None of the Principals and their
            ----------------------------
Affiliates owns any material asset, tangible or intangible, which is used in the business of the Target.

     4.27.  Disclosure.  The representations and warranties contained in this
            ----------
Article 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 4 not misleading.


                                   ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES
                          OF THE ACQUIROR AND THE SUB
                          ---------------------------

     The Acquiror represents and warrants to the Principals that the statements contained in this Article 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 5), except as set forth in the Disclosure Schedules attached hereto on the date hereof.

     5.1.  Organization, Qualification and Corporate Power.  Each of the
           -----------------------------------------------
Acquiror and the Sub is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Acquiror and the Sub is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect on the Acquiror or the Sub, as the case may be. Each of the Acquiror and the Sub has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

     5.2.  Authorization of Transaction.  Each of the Acquiror and the Sub has
           ----------------------------
full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder and to issue, sell and deliver the Merger Shares. Assuming the due authorization, execution and delivery by the Target and the Principals, this Agreement constitutes the valid and legally binding obligation of the Acquiror and the Sub, enforceable in accordance with its terms and conditions, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. Other than filings with respect to the Merger, neither the Acquiror nor the Sub need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

     5.3.  Noncontravention.  Neither the execution and the delivery of this
           ----------------
Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Acquiror or the Sub is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Acquiror or the Sub is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect on the Acquiror or the Sub or impede the ability of the parties to consummate the transactions contemplated by this Agreement. Other than filings with respect to the Merger, neither the Acquiror nor the Sub needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect on the Acquiror or the Sub, as the case may be, or impede the ability of the parties to consummate the transactions contemplated by this Agreement.

     5.4.  Brokers' Fees.  Neither the Acquiror nor the Sub has any liability
           -------------
or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which either of the Principals could become liable or obligated.

     5.5.  Investment.  The Acquiror is not acquiring the Target Stock with a
           ----------
view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

     5.6.  Capitalization. The authorized capital stock of the Acquiror consists
           --------------
of 37,500,000 shares of Acquiror's Common Stock and 10,000,000 shares of preferred stock, par value $.001 per share, of which 5,250,000 shares have been designated Series A 9% Convertible Preferred Stock ("Acquiror's Series A
                                                     -------------------
Preferred Stock"). As of the Closing Date, 15,029,744 shares of Acquiror's
---------------
Common Stock and 1,765,432 shares of Acquiror's Series A Preferred Stock will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof. Acquiror's Series A Preferred Stock is the only series of preferred stock of the Acquiror issued and outstanding. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Acquiror are as set forth in its charter and the Certificate of Designation of Acquiror's Series A Preferred Stock and amendments thereto (the "Certificate of Designation"), and all such designations, powers,
              --------------------------
preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as set forth in the charter, Certificate of Designation or SEC Documents, (i) the capital stock of the Acquiror is free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands and (ii) the Acquiror is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Acquiror to sell, transfer, or otherwise dispose of any of its capital stock. Except as provided for in the charter or the Certificate of Designation or as set forth in the SEC Documents, the Acquiror has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except for this Agreement and as set forth on
Schedule 5.6 hereto, the Acquiror does not know of any voting trusts or
------------
agreements, stockholders agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any capital stock of the Acquiror or any of its subsidiaries (whether or not any of them is a party thereto). All of the outstanding securities of the Acquiror have been issued in compliance in all material respects with all applicable federal and state securities laws. Except as set forth in Schedule 5.6 hereto, there are no
                                               ------------
agreements or understandings granting to any Person any right to cause the Acquiror to effect the registration under the Securities Act of any shares of its capital stock.

     5.7.  Title to Assets. The Acquiror has good and marketable title to, or a
           ---------------
valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Acquiror's 10-QSB for the quarter ended September 30, 1998 ("Acquiror's Most Recent Balance Sheet") or acquired after
                     ------------------------------------
the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Acquiror's Most Recent Balance Sheet.

     5.8. SEC Documents. Except as set forth in Schedule 5.8 hereto, the
          -------------                         ------------
Acquiror has filed all documents required to be filed by it with the SEC since January 1, 1996. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the SEC Documents included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Acquiror included in the SEC Documents complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-QSB of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of the Acquiror and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

     5.9.  Events Subsequent to September 30, 1998. Except as set forth in the
           ---------------------------------------
SEC Documents and Schedule 5.9 hereto, since September 30, 1998, there has been
                  ------------
no change in the business, assets, liabilities or financial condition of the Acquiror, except for changes in the Ordinary Course of Business which individually or in the aggregate have not had a Material Adverse Effect on the Acquiror and there has not been a Material Adverse Effect on the Target by any occurrence, state of facts or development, individually or in the aggregate, whether or not insured against. Without limiting the generality of the foregoing, since that date the Acquiror has not: (i) issued any stock, bond or other security (except shares issued in connection with the exercise of employee stock options), (ii) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred in the Ordinary Course of Business and liabilities under contracts entered into in the Ordinary Course of Business, (iii) declared or made any payment or distribution to equity holders or purchased or redeemed any share of its capital stock or other security, (iv) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens for current Taxes not yet due and payable, except for mortgages, pledges or liens that do not exceed $50,000 in the aggregate, (v) sold, assigned or transferred any of its assets except in the Ordinary Course of Business, or canceled any debt or claim, (vi) suffered any material loss of property or waived any right of substantial value whether or not in the Ordinary Course of Business, (vii) made any material change to the Acquiror's employee benefit plans, (viii) made any change in the Acquiror's accounting principles and practices, (ix) made any material change in the manner of business or operations, (x) entered into any material transaction except in the Ordinary Course of Business or as otherwise contemplated hereby or (xi) entered into any commitment (contingent or otherwise) to do any of the foregoing.

     5.10.  Litigation; Compliance With Laws. Except as set forth in the SEC
            --------------------------------
Documents and in Schedule 5.10 hereto, there is no (i) action, suit, claim,
                 -------------
proceeding or investigation pending or, to the Knowledge of the Acquiror, threatened against the Acquiror or its assets, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Acquiror or (iii) governmental inquiry pending or, to the Knowledge of the Acquiror, threatened against or affecting the Acquiror (including, without limitation, any inquiry as to the qualification of the Acquiror to hold or receive any license or permit), and there is no basis for any of the foregoing which, in each case, could reasonably be expected to have a Material Adverse Effect on the Acquiror. The Acquiror is not in default with respect to any order, writ, injunction or decree known to or served upon the Acquiror of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by the Acquiror pending or threatened against others. The Acquiror has complied with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services, except for such failures to comply which, individually and in the aggregate, would not have a Material Adverse Effect on the Acquiror, and the Acquiror has all necessary permits, licenses and other authorizations required to conduct its business in all material respects as conducted. To the Knowledge of the Acquiror, there is no existing rule, regulation or order, whether federal or state, which would prohibit or restrict the Acquiror from, or otherwise materially adversely affect the Acquiror in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

     5.11.  Tax Matters.  (i) The Acquiror has timely filed all federal, state,
            -----------
county, local and foreign Tax returns required to be filed by it except where failures to file such Tax returns would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Acquiror; (ii) all such Tax returns are complete and accurate except where failures of such Tax returns to be complete and accurate would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Acquiror; (iii) the Acquiror has paid all Taxes shown to be due by such returns as well as all other Taxes, assessments and governmental charges that have become due or payable except where failures to pay such Taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Acquiror; (iv) the Acquiror has withheld and collected all amounts required to be withheld from amounts owing to employees, creditors and third parties except where failures to withhold and collect such Taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Acquiror; (v) adequate reserves have been established for all Taxes accrued but not yet payable except where failures to establish such reserves would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Acquiror; (vi) no deficiency or adjustment of the Acquiror's federal, state, county, local or foreign Taxes has been asserted or proposed, or is pending or threatened except where such deficiencies or adjustments did not or would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Acquiror; (vii) there are no Tax liens outstanding against the assets, properties or business of the Acquiror other than liens for current Taxes not yet due and payable except where such liens would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Acquiror; and (viii) the Acquiror has never been a member of any Affiliated Group, or any similar group for Tax purposes, other than the group of which it is currently a member.

     5.12.  Intellectual Property; Proprietary Information of Third parties.

          5.12.1.  Intellectual Property.  The Acquiror owns or possesses all
                   ---------------------
licenses or other rights to use all Intellectual Property necessary to the conduct of its business as conducted and, to the Knowledge of the Acquiror, as proposed to be conducted, and no claim is pending or, to the Knowledge of the Acquiror, threatened to the effect that the operations of the Acquiror infringe upon, misappropriate, violate or conflict with the asserted rights of any other Person under any Intellectual Property. To the Knowledge of the Acquiror there is no valid basis for any such claim (whether or not pending or threatened). No claim is pending or, to the Knowledge of the Acquiror, threatened to the effect that any such Intellectual Property owned or licensed by the Acquiror, or which the Acquiror otherwise has the right to use, is invalid or unenforceable by the Acquiror, and, to the Knowledge of the Acquiror, there is no basis for any such claim (whether or not pending or threatened). The Acquiror has not granted or assigned to any other Person any right to license or sell the software, trademarks, service marks, Internet domain names, trade names, trade dress, logos or trade secrets of the Acquiror. Except as set forth in Schedule
                                                                      --------
5.12.1 hereto, the Acquiror has not granted or assigned to any other Person any
------
right to license or sell its software.

          5.12.2.  Proprietary Information of Third parties.  No third party has
                   ----------------------------------------
claimed in writing or, to the Knowledge of the Acquiror, has a valid basis to claim that any Person employed by or affiliated with the Acquiror has (i) violated or is violating any of the terms or conditions of such Person's employment, non-competition or nondisclosure agreement with such third party,
(ii) disclosed or is disclosing or utilized or is utilizing any trade secret or proprietary information or documentation of such third party or (iii) interfered or is interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested in writing information from the Acquiror which could reasonably be interpreted to suggest that such a claim might be contemplated. To the Knowledge of the Acquiror, no Person employed by or affiliated with the Acquiror has employed or proposes to employ, any trade secret or any information or documentation in violation of the proprietary rights of any former employer, and, to the Knowledge of the Acquiror, no Person employed by the Acquiror has violated any confidential relationship which such Person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Acquiror and there is no reason to believe there will be any such employment or violation.
To the Knowledge of the Acquiror, none of the execution, delivery or performance of this Agreement, or the carrying on of the business of the Acquiror as officers, employees or agents by any officer, director or key employee of the Acquiror or the conduct or proposed conduct of the business of the Acquiror will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such Person is obligated.

     5.13.  Contracts.  With respect to any material lease, agreement or
            ---------
contract now in effect to which the Acquiror is a party or by which it or its property may be bound, (i) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (ii) no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (iii) no party has repudiated any material provision of the agreement.

     5.14.  Employees.  To the Knowledge of the directors and officers of the
            ---------
Acquiror, no executive, key employee, or significant group of employees plans to terminate employment with the Acquiror during the next 12 months. The Acquiror has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity and collective bargaining, and with ERISA, except for such failures to comply which, individually and in the aggregate, would not have a Material Adverse Effect on the Acquiror.

     5.15.  Transactions With Affiliates. Except as disclosed in the SEC
            ----------------------------
Documents and Schedule 5.15 hereto, no director, officer, employee or
              -------------
stockholder owning more than 5% of the
outstanding capital stock of the Acquiror, or member of the family of any such Person, or any corporation, partnership, trust or other entity in which any such Person, or any member of the family of any such Person, has a substantial interest or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, is a party to any transaction with the Acquiror, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such Person, if in each case such transaction was required to be disclosed in such SEC Documents.

     5.16.  Disclosure.  The representations and warranties contained in
            ----------
this Article 5 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 5 not misleading.


                                  ARTICLE VI.

                             PRE-CLOSING COVENANTS
                             ---------------------

     The parties agree as follows with respect to the period between the execution of this Agreement and the earlier of the Closing or the termination of this Agreement.

     6.1.  General.  Each of the parties will use his or its reasonable
           -------
best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article 7 below).

     6.2.  Shareholders' Consent.  The Principals will cause the Target, as soon
           ---------------------
as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders or seek written consent for the purpose of obtaining the Shareholders' Consent, and, the Target shall, through its Board of Directors, recommend to its shareholders that they approve the transactions contemplated by this Agreement.

     6.3.  Notices and Consents.  The Principals will cause the Target to give
           --------------------
any notices to third parties, and will cause the Target to use its reasonable best efforts to obtain any third party consents, that the Acquiror reasonably may request in connection with the matters referred to in Section 4.3 above. Each of the parties will (and the Principals will cause the Target to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 4.2 above.

     6.4.  Operation of Business.  The Principals will not cause or permit the
           ---------------------
Target to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business.

     6.5.  Preservation of Business.  The Principals will cause the Target to
           ------------------------
keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

     6.6.  Full Access.  Each of the parties will permit, and the Principals
           -----------
will cause the Target to permit, representatives of the other party to have full access at all reasonable times, and in a manner so as not to interfere with such parties' normal business operations, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Acquiror or the Target, as appropriate. The parties will treat and hold as such any Confidential Information it receives from any of the other party in the course of the reviews contemplated by this Section 6.6, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to the appropriate party all tangible embodiments (and all copies) of the Confidential Information which are in its possession.

     6.7.  Notice of Developments.  The Principals will give prompt written
           ----------------------
notice to the Acquiror of any material adverse development causing a breach of any of the representations and warranties in Article 4 above. The Acquiror will give prompt written notice to the Principals of any material adverse development causing a breach of any of its own representations and warranties in Article 5 above. No disclosure by any party pursuant to this Section 6.7, however, shall be deemed to amend or supplement any Schedule hereto or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     6.8.  Exclusivity.  Neither of the Principals will (and the
           -----------
Principals will not cause or permit the Target to) (i) enter into any sale, lease, pledge or other disposition of any securities of the Target or all or any significant part of the assets of the Target or its business, or for a merger, consolidation or other acquisition proposal involving the Target, or any transaction similar to the foregoing in format or purpose with any party other than the Acquiror; or (ii) issue, sell, lease, or otherwise transfer or dispose of any securities in the Target to any other party other than the Acquiror, except in the Ordinary Course of Business of the Target consistent with past practice; or (iii) enter into any transaction outside the Ordinary Course of Business of the Target consistent with past practice in contemplation of any transaction described above with any party other than the Acquiror; or (iv) encourage, solicit, provide information to or negotiate with any party, other than the Acquiror, to do any of the foregoing (each such transaction, a "Proposed Acquisition Transaction"). The Target will immediately notify the
 --------------------------------
Acquiror if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any information is requested with respect to any Proposed Acquisition Transaction.

                                  ARTICLE VII.

                             POST-CLOSING COVENANTS
                             ----------------------

     The parties agree as follows with respect to the period following the Closing.

     7.1.  General.  In case at any time after the Closing any further
           -------
action is necessary to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article 9 below). The Principals acknowledge and agree that from and after the Closing the Acquiror and/or Sub will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Target.

     7.2.  Litigation Support.  In the event and for so long as any party
           ------------------
actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Target, each of the other parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under
Article 9 below).

     7.3.  Transition.  Neither Principal will take (and the Principals
           ----------
will not cause or permit the Target to take) any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Target from maintaining the same business relationships with the Target after the Closing as it maintained with the Target prior to the Closing.

     7.4.  Confidentiality.  The parties will treat and hold as such
           ---------------
all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the party whose Confidential Information is at issue or destroy, at the request and option of such party, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that any party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information of another party, such party will notify the other party promptly of the request or requirement so that the party whose Confidential Information is at issue may seek an appropriate protective order or waive compliance with the provisions of this Section 7.4. If, in the absence of a protective order or the receipt of a waiver hereunder, any party is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such party may disclose the Confidential Information to the tribunal; provided, however, that the disclosing party shall use his or its reasonable best efforts to obtain, at the reasonable request of party whose Confidential Information is at issue, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as such party shall designate.

     7.5.  Escrow Agreement.  The appropriate parties shall have executed
           ----------------
and delivered the Escrow Agreement in form and substance as set forth on Exhibit
                                                                         -------
A hereto and shall have taken such other action as is necessary so that 25% of
-
the Merger Shares of the Principals are placed in escrow pursuant to the Escrow Agreement. The Merger Shares placed in escrow, subject to any claims asserted by Acquiror, shall be released from escrow pursuant to the terms of the Escrow Agreement on the date eighteen months following the Closing Date.

     7.6.  Employment Agreements.  Each Principal shall enter into an employment
           ---------------------
agreement with the Acquiror (the "Employment Agreement") in form and substance
                                  --------------------
as set forth on Exhibit C hereto.

     7.7.  Covenant Not to Compete.  For a period of time the shorter of (i)
           -----------------------
two years from and after the Closing Date or (ii) up to the date on which Acquiror breaches the Principal's Employment Agreement, such Principal shall not have any ownership interest (of record or beneficial) in, or have any interest as an employee, salesman, consultant, officer or director in, or otherwise aid or assist in any manner, any firm, corporation, partnership, proprietorship or other business that engages in any county, city or part thereof in the United States and/or any foreign country in a business which is similar to that in which the Acquiror is engaged in such county, city or part thereof, so long as the Acquiror, or any successor in interest of the Acquiror the business and goodwill of the Acquiror, remains engaged in such business in such county, city or part thereof or continues to solicit customers or potential customers therein; provided, however, that Principal may own, directly or indirectly,
         -----------------
solely as an investment, securities of any entity which are traded on any national securities exchange if Principal (i) is not a controlling person of, or a member of a group which controls, such entity or (ii) does not, directly or indirectly, own one percent (1%) or more of any class of securities of any such entity. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6.6 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     7.8.  Merger Shares
           -------------

          7.8.1.  Stock Certificates.  Each stock certificate evidencing a
                  ------------------
portion of the Merger Shares will be imprinted with a legend substantially in the following form:

          This stock certificate was originally issued on March 8, 1999, and has
          ----------------------------------------------------------------------
     not been registered under the Securities Act of 1933, as amended.  The
     ----------------------------------------------------------------------
     transfer of this stock certificate is subject to certain restrictions set
     -------------------------------------------------------------------------
     forth in the Agreement and Plan of Merger.  The issuer of this stock
     --------------------------------------------------------------------
     certificate will furnish a copy of these provisions to the holder hereof
     ------------------------------------------------------------------------
     without charge upon written request.
     -----------------------------------

          7.8.2.  Transfer Restrictions.  No shareholder of the Target receiving
                  ---------------------
Merger Shares may transfer any Merger Shares except as provided in this Section 7.8.2.

          (a) Each holder desiring to transfer a stock certificate evidencing a portion of the Merger Shares first must furnish the Acquiror with (i) a written opinion reasonably satisfactory to the Acquiror in form and substance from counsel reasonably satisfactory to the Acquiror by reason of experience to the effect that the holder may transfer the stock certificate as desired without registration under the Securities Act and (ii) a written undertaking executed by the desired transferee reasonably satisfactory to the Acquiror in form and substance agreeing to be bound by the restrictions on transfer contained herein.

          (b) (i) For a period of one year from and after the Closing Date, the Principals shall not sell or otherwise transfer their portion of the Merger Shares; (ii) for a period of one year from and after the first year following the Closing Date, neither Principal shall sell or otherwise transfer more than one-third of the Merger Shares he received on the Closing Date; (iii) from and after the second year following the Closing Date, the Principals may sell or otherwise transfer their Merger Shares in accordance with Section 7.8.2(a); provided, however, that if the Acquiror breaches the Employment Agreement of a
-----------------
Principal, such Principal may immediately sell or otherwise transfer his respective Merger Shares in accordance with Section 7.8.2(a).

          7.8.3.  Right to Repurchase.  In the event that either Principal's
                  -------------------
Employment Agreement is terminated for any reason other than (i) the Principal's death or disability or (ii) a material breach of the Employment Agreement by the Acquiror, the Acquiror shall have the right to repurchase such proportion of the Principal's Merger Shares for a price of $0.10 per share as determined by the following formula:
                                     24 - n
                                     ------
                                       24

               where n = the number of full months worked by the
                         respective Principal since the Closing Date

For the purposes of this caluculation, the Holdback Amount shall be counted as part of the Principal's Merger Shares. The Acquiror's right to repurchase under this Section 7.8.3 shall be a right to repurchase Principal's Merger Shares not then held in escrow. In the event there is a sale of all or substantially all of the Acquiror's assets or any merger, consolidation or stock sale that results in the holders of the Acquiror's capital stock immediately prior to such transaction owning less than 50% of the voting power of the Acquiror's capital stock immediately after such transaction (a "Change of Control"), the Acquiror's
                                             -----------------
right to repurchase the shares as set forth above shall only be applicable to one-half of the Merger Shares which otherwise would have been subject to the repurchase right under this Section 7.8.3 as of the date of such Change of Control; provided, however, that in the event the acquiror in such a Change of
         -----------------
Control transaction does not assume a Principal's Employment Agreement in full or upon substantially the same or better terms, the Acquiror's right to repurchase the shares as set forth above shall terminate with respect to all of the Merger Shares.

          7.8.4.  Right of First Refusal.  For a period of two years commencing
                  ----------------------
upon the Closing Date, if either Principal proposes to sell or otherwise transfer his Merger Shares at any time from and after the Closing Date, such Principal shall notify the Acquiror in accordance with Section 12.7 hereof that it proposes to complete a transfer of some or all, as the case may be, of its Merger Shares prior to the consummation of such transfer. The notice shall specify the number of Merger Shares to be transferred, the price at which such shares are to be transferred and the other terms and conditions of such proposed transfer. The Merger Shares proposed to be transferred as set forth in the notice shall be subject to an option of the Acquiror ("Right of First Refusal")
                                                       ----------------------
to purchase such Merger Shares at the same price and on the same terms and conditions as are set forth in the notice. The Acquiror must exercise its Right of First Refusal within a reasonable time period following receipt of the notice of the proposed transfer by notifying the appropriate Principal in accordance with Section 12.7 hereof.

                                 ARTICLE VIII.

                       CONDITIONS TO OBLIGATION TO CLOSE
                       ---------------------------------

     8.1.  Conditions to Obligation of the Acquiror and Sub. The obligation of
           ------------------------------------------------
the Acquiror and Sub to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          8.1.1. the representations and warranties set forth in Article 4 above shall be true and correct in all material respects at and as of the Closing Date;

          8.1.2. the Principals shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

          8.1.3. the Target shall have procured the Shareholders' Consent and all of the material third party consents specified in Section 6.2 above;

          8.1.4. Jeffrey Lipp shall have assigned all rights, title and interest in any trade name or trademark currently used by the Target;

          8.1.5. there shall be no Material Adverse Effect on the business of the Target, including, without limitation, the Target shall not be obligated to pay any amounts with respect to any Tax imposed on "excess parachute payments" within the meaning of Code (S)280G.

          8.1.6. no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of the Acquiror to own the Target Stock and to control the Target, or (iv) affect materially and adversely the right of the Target to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          8.1.7. the Principals shall have delivered to the Acquiror a certificate to the effect that each of the conditions specified above in Sections 8.1.1 - 8.1.5 is satisfied in all respects;

          8.1.8. the Acquiror shall have completed to its reasonable satisfaction a due diligence review of the assets, liabilities, business, operations and prospects of the Target;

          8.1.9. the transfer of the Merger Shares pursuant to the Merger shall not violate any state or federal securities laws;

          8.1.10. the relevant parties shall have entered into the Escrow Agreement in form and substance as are set forth in Exhibit A attached hereto
                                                    ---------
and the same shall be in full force and
effect and the relevant parties have taken such other action as is necessary so that the Holdback Amount is placed in Escrow pursuant to the Escrow Agreement.

          8.1.11. the relevant parties shall have entered into the Employment Agreement in form and substance as set forth in Exhibit C attached hereto and
                                                ---------
the same shall be in full force and effect;

          8.1.12. the Acquiror shall have received from counsel to the Principals an opinion in form and substance as set forth in Exhibit D attached
                                                            ---------
hereto, addressed to the Acquiror, and dated as of the Closing Date;

          8.1.13. the Acquiror shall have received the resignations, effective as of the Closing, of each director and officer of the Target; and

          8.1.14. all actions to be taken by the Principals in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Acquiror.

     The Acquiror may waive any condition specified in this Section 8.1 if it executes a writing so stating at or prior to the Closing.

     8.2.  Conditions to Obligation of the Principals.  The obligation of the
           ------------------------------------------
Principals to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

          8.2.1. the representations and warranties set forth in Article 5 above shall be true and correct in all material respects at and as of the Closing Date;

          8.2.2. the Acquiror shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          8.2.3. no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          8.2.4. the Acquiror shall have delivered to the Principals a certificate to the effect that each of the conditions specified above in Section
8.2.1 - 8.2.3 is satisfied in all respects;

          8.2.5. the relevant parties shall have entered into the Employment Agreement in form and substance as set forth in Exhibit B attached hereto and
                                                ---------
the same shall be in full force and effect; and

          8.2.6. the Principals shall have received from counsel to the Acquiror an opinion in form and substance as set forth in Exhibit E attached
                                                          ---------
hereto, addressed to the Principals, and dated as of the Closing Date;

          8.2.7. all actions to be taken by the Acquiror in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Principals.

     The Principals may waive any condition specified in this Section 8.2 if they execute a writing so stating at or prior to the Closing.

                                  ARTICLE IX.

                    REMEDIES FOR BREACHES OF THIS AGREEMENT
                    ---------------------------------------

     9.1.  Survival of Representations and Warranties.  All of the
           ------------------------------------------
representations and warranties of the Principals and the Target contained in
Article 4 above (other than Section 4.6 above) and all of the representations and warranties of the Acquiror contained in Article 5 and Section 2.12 above shall survive the Closing hereunder (even if the damaged party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of eighteen months thereafter; provided, however, that the representations and warranties contained
            -----------------
in Section 4.6 above shall survive the Closing hereunder until the expiration of all relevant statutes of limitation (including any extensions thereof).

     9.2.  Indemnification Provisions for Benefit of the Acquiror.
           ------------------------------------------------------

          9.2.1. In the event either of the Principals or the Target breaches any of their representations, warranties and covenants contained herein (except for the representations and warranties contained in Section 4.6), and, if there is an applicable survival period pursuant to Section 9.1 above, provided that the Acquiror Indemnified Party (as defined herein) makes a written claim for indemnification against any of the Principals pursuant to Section 9.4 below within the applicable time periods, then each of the Sellers shall indemnify Acquiror and its partners, officers, directors, employees, stockholders and agents ("Acquiror Indemnified Parties") from and against the entirety of any
         ----------------------------
Adverse Consequences the Acquiror Indemnified Party may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Acquiror Indemnified Party may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach; provided, however, that the Sellers shall not have any
                         -----------------
obligation to indemnify the Acquiror Indemnified Party from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach of any representation or warranty of the Principals or the Target contained in Article 4 above until the Acquiror Indemnified Party has suffered Adverse Consequences by reason of all such breaches in excess of a $50,000 aggregate deductible (after which point the Sellers will be obligated only to indemnify the Acquiror from and against further such Adverse Consequences); provided further, however, that in no event shall such Sellers be
               ----------------  -------
liable pursuant to this Section 9.2.1 to the Acquiror Indemnified Parties, on any claim or claims made by the Acquiror Indemnified

Parties, for any Adverse Consequences in excess of the aggregate value of the shares (which value is to be determined in accordance with Section 9.2.4) then held in escrow pursuant to Section 2.7.

          9.2.2. In the event the Principals or Sellers breach their representations and warranties contained in Section 4.6, and, if there is an applicable survival period pursuant to Section 9.1 above, provided that the Acquiror Indemnified Party makes a written claim for indemnification against any of the Principals pursuant to Section 9.4 below, then each of the Principals shall, jointly and severally, indemnify and hold harmless such Acquiror Indemnified Party from and against the entirety of any Adverse Consequences the Acquiror Indemnified Party may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Acquiror Indemnified Party may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach; provided, however, that the Principals shall not have any obligation to
-----------------
indemnify the Acquiror Indemnified Party from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach of any representation or warranty of the Principals contained in Section 4.6 above until the Acquiror Indemnified Party has suffered Adverse Consequences by reason of all such breaches in excess of a $50,000 aggregate deductible (after which point the Sellers will be obligated only to indemnify the Acquiror from and against further such Adverse Consequences).

          9.2.3. Each of the Principals agrees to indemnify the Acquiror from and against the entirety of any Adverse Consequences the Acquiror may suffer resulting from, arising out of, relating to, in the nature of, or caused by any liability of the Target (i) for any Taxes of the Target with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable (determined in a manner consistent with Article 10) to the portion of such period beginning before and ending on the Closing Date), to the extent such income Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Target's Most Recent Balance Sheet (rather than in any notes thereto), as such reserve is adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target in filing their Tax Returns and (ii) for the unpaid Taxes of any Person (other than the Target) under Reg. (S)1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          9.2.4. The indemnification obligations of the Principals or the Target hereunder shall be satisfied by either the transfer of Merger Shares or the payment of cash to the Acquiror Indemnified Party, at the election of the party owning such obligation. In the event that the Seller Representatives (as defined in the Escrow Agreement) elect to satisfy their indemnification obligations by the transfer of Merger Shares, such shares shall be valued for this purpose as the value of the closing trade price of the Acquiror's Common Stock on the date of execution of this Agreement.

     9.3. Indemnification Provisions for Benefit of the Principals. In the event
          --------------------------------------------------------
the Acquiror breaches any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to
Section 9.1 above, provided that a Principal makes a written claim for indemnification against the Acquiror pursuant to Section 9.4 below within two years, then the Acquiror agrees to indemnify each of the Principals from and against the entirety of any Adverse Consequences the Principal may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Principal may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach provided, however, that the Acquirors shall not have any obligation to
       -----------------
indemnify the Principal from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach of any representation or warranty of the Principals or the Target contained in
Article 5 above until the Principal has suffered Adverse Consequences by reason of all such breaches in excess of a $50,000 aggregate deductible (after which point the Acquiror will be obligated only to indemnify the Principal from and against further such Adverse Consequences); provided further, however, that in
                                            -------------------------
no event shall the Acquiror be liable pursuant to this Article 9 to the Principals, on any claim or claims made by Principals, for any Adverse Consequences in excess of the aggregate value of the shares (which value is to be determined in accordance with Section 9.2.4) then held in escrow pursuant to
Section 2.7.

     9.4.  Procedure for Claims between Parties
           ------------------------------------

          9.4.1. Any Acquiror Indemnified Party or Seller Indemnified Party seeking indemnification hereunder shall, within the relevant limitation period provided for in Section 9.1 above, give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim
                                                ----------                -----
Notice") describing in reasonable detail the facts giving rise to any claims for
------
indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any agreement, document or instrument executed pursuant hereto or in connection herewith upon which such claim is based provided that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

          9.4.2. In the event that the indemnitee is an Acquiror Indemnified Party, all provisions set forth in Article 9 regarding notices to, or consents of, the Sellers shall be determined by the Seller Representative (as defined in the Escrow Agreement) and shall be binding upon all Sellers.

     9.5.  Matters Involving Third parties
           -------------------------------

          9.5.1.  If any third party shall notify any party (the "Indemnified
                                                                  -----------
Party") with respect to any matter (a "Third Party Claim") which may give rise
-----                                  -----------------
to a claim for indemnification against any other party (the "Indemnifying
                                                             ------------
Party") under this Section 9.1, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on
                                            -----------------
the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          9.5.2. Any Indemnifying Party will have the right to assume the defense of the Third Party Claim with counsel of his or its choice reasonably satisfactory to the Indemnified Party at any time within 15 days after the Indemnified Party has given notice of the Third Party Claim; provided, however,
                                                             -----------------
that the Indemnifying Party must conduct the defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard; and provided further
            ----------------
that the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim.

          9.5.3. So long as the Indemnifying Party has assumed and is conducting the defense of the Third Party Claim in accordance with Section 9.4.2 above, (i) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages by one or more of the Indemnifying Parties and does not impose an injunction or other equitable relief upon the Indemnified Party and (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably).

          9.5.4. In the event none of the Indemnifying Parties assumes and conducts the defense of the Third Party Claim in accordance with Section 9.5.2 above, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner he or it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith) and (ii) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article 9.

     9.6.  Determination of Adverse Consequences. The parties shall make
           -------------------------------------
appropriate adjustments for Tax consequences and insurance coverage and take into account the time cost of money (using a mutually agreed upon rate as the discount rate) in determining Adverse Consequences for purposes of this Article 9.

     9.7.  Other Indemnification Provisions.  The parties acknowledge and agree
           --------------------------------
that the foregoing indemnification provisions in this Article 9 shall be the exclusive remedy of the parties for any breach of the representations and warranties contained herein. Each of the Principals hereby agrees that he or it will not make any claim for indemnification against the Target by reason of the fact that he or it was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by a party against such other party (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

                                   ARTICLE X.

                                  TAX MATTERS
                                  -----------

     The following provisions shall govern the allocation of responsibility as between Acquiror and Principals for certain Tax matters following the Closing
Date:

     10.1.  Tax Periods Ending on or Before the Closing Date. Acquiror shall
            ------------------------------------------------
prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Target for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Acquiror shall permit the Principals to review and comment on each such Tax Return described in the preceding sentence prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by the Principals. The Principals shall reimburse Acquiror for Taxes of the Target with respect to such periods within 15 days after payment by Acquiror or the Target of such Taxes to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet.

     10.2.  Tax Periods Beginning Before and Ending After the Closing Date
            --------------------------------------------------------------
Acquiror shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Target for Tax periods which begin before the Closing Date and end after the Closing Date. The Principals shall pay to Acquiror within 15 days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such taxable period ending on the Closing Date to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall (i) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and
(ii) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date. Any credits relating to a taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Target.

     10.3.  Refunds and Tax Benefits.  Any Tax refunds that are received by
            ------------------------
Acquiror or the Target, and any amounts credited against Tax to which Acquiror or the Target become entitled, that relate to Tax periods or portions thereof ending on or before the Closing Date shall be for the account of the Principals, and Acquiror shall pay over to the Principals any such refund or the amount of any such credit within 15 days after receipt or entitlement thereto. In addition, to the extent that a claim for refund or a proceeding results in a payment or credit against Tax by a Taxing authority to the Acquiror or the Target of any amount accrued on the Closing Balance Sheet, the Acquiror shall pay such amount to the Principals within 15 days after receipt or entitlement thereto.

     10.4.  Cooperation on Tax Matters.
            --------------------------

          10.4.1. The Acquiror, the Target and the Principals shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Agreement and any audit, litigation or other proceeding with respect to Taxes.

Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Target and the Principals agree (i) to retain all books and records with respect to Tax matters pertinent to the Target relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Acquiror or the Principals, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Target or the Principals, as the case may be, shall allow the other party to take possession of such books and records.

          10.4.2. The Acquiror and the Principals further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

          10.4.3. The Acquiror and the Principals further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to (S)6043 of the Code and all Treasury Department Regulations promulgated thereunder.

     10.5.  Tax Sharing Agreements.  All Tax sharing agreements or similar
            ----------------------
agreements with respect to or involving the Target shall be terminated as of the Closing Date and, after the Closing Date, the Target shall not be bound thereby or have any liability thereunder.

     10.6.  Certain Taxes.  All transfer, documentary, sales, use, stamp,
            -------------
registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by the Principals when due, and the Principals will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Acquiror will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

                                  ARTICLE XI.

                                  TERMINATION
                                  -----------

     11.1.  Termination of Agreement.  Certain of the parties may terminate
            ------------------------
this Agreement as provided below:

          11.1.1. the Acquiror and the Principals may terminate this Agreement by mutual written consent at any time prior to the Closing;

          11.1.2. the Acquiror may terminate this Agreement by giving written notice to the Principals at any time prior to the Closing (i) in the event that either of the Principals has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Acquiror has notified the Principals of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (ii) if the Closing shall not have occurred on or before March 16, 1999, by reason of the failure of any condition precedent under Section 8.1 hereof (unless the failure results primarily from the Acquiror itself breaching any representation, warranty, or covenant contained in this Agreement); and

          11.1.3. the Principals may terminate this Agreement by giving written notice to the Acquiror at any time prior to the Closing (i) in the event the Acquiror has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, any of the Principals has notified the Acquiror of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (ii) if the Closing shall not have occurred on or before March 16, l999, by reason of the failure of any condition precedent under Section 8.2 hereof (unless the failure results primarily from any of the Principals themselves breaching any representation, warranty, or covenant contained in this Agreement).

     11.2.  Effect of Termination.  If any party terminates this  Agreement
            ---------------------
pursuant to Section 11.1 above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party then in breach); provided, however, that
                                                        -----------------
Sections 7.4, 7.7 and 9.1-9.6, inclusive, shall survive termination.

                                  ARTICLE XII.

                                 MISCELLANEOUS
                                 -------------

     12.1.  No Third-party Beneficiaries.  This Agreement shall not confer any
            ----------------------------
rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

     12.2.  Entire Agreement.  This Agreement (including the documents
            ----------------
referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

     12.3.  Succession and Assignment.  This Agreement shall be binding upon and
            -------------------------
inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Acquiror and the Principals; provided, however, that the Acquiror may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Acquiror nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     12.4.  Counterparts.  This Agreement may be executed in one or
            ------------
more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     12.5.  Headings.  The section headings contained in this Agreement
            --------
are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     12.6.  Notices. All notices, requests, demands, claims, and other
            -------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to the Principals:                                With a copy to:
     --------------------                                 --------------
     iMALL, Inc.                                          Perkins Coie LLP
     233 Wilshire Boulevard, Suite 820                    250 Montgomery Street, 16th Floor
     Santa Monica, California 90403                       San Francisco, California 94104
     Attn:  Jeffrey Lipp                                  Attn:  David Hornik
     Telecopy:  (310) 309-4102                            Telecopy:  (415) 597-4884

     iMALL, Inc.
     233 Wilshire Boulevard, Suite 820
     Santa Monica, California 90403
     Attn:  Daniel Devlin
     Telecopy:  (310) 309-4102

     If to the Acquiror:                                  With a copy to:
     ------------------                                   --------------
     iMALL, Inc.                                          Latham & Watkins
     233 Wilshire Boulevard, Suite 820                    633 West Fifth Street, Suite 4000
     Santa Monica, California 90403                       Los Angeles, California 90071
     Attn:  Richard Rosenblatt                            Attn:  Paul Tosetti
     Telecopy:  (310) 309-4102                            Telecopy:  (213) 891-8763

     Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

     12.7.  Governing Law.  This Agreement shall be governed by and construed
            -------------
in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

     12.8.  Amendments and Waivers.  No amendment of any provision of this
            ----------------------
Agreement shall be valid unless the same shall be in writing and signed by the Acquiror and the Principals. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     12.9.  Severability.  Any term or provision of this Agreement that
            ------------
is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     12.10.  Expenses.  The Acquiror agree that the Target will bear all
             --------
of the Sellers' costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

     12.11.  Construction.  The parties have participated jointly in the
             ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

     12.12.  Incorporation of Exhibits and Schedules.  The Exhibits and
             ---------------------------------------
Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                                     *****

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                 iMALL, INC.



                                 By:
                                       -----------------------------
                                 Name:
                                       -----------------------------
                                 Title:
                                       ----------------------------


                                 DANIEL DEVLIN, an individual



                                 By:
                                       -----------------------------
                                 Name:
                                       -----------------------------


                                 JEFFREY LIPP, an individual


                                 By:
                                       -----------------------------
                                 Name:
                                       -----------------------------


                                 PURE PAYMENTS


                                 By:
                                       -----------------------------
                                 Name:
                                       -----------------------------
                                 Title:
                                       ----------------------------

                                   EXHIBIT A

                         TARGET'S FINANCIAL STATEMENTS
                         -----------------------------

                                   EXHIBIT B

                          FORM OF EMPLOYMENT AGREEMENT
                          ----------------------------

                                   EXHIBIT C

                            FORM OF ESCROW AGREEMENT
                            ------------------------

                                   SCHEDULE 1

                                    SELLERS
                                    -------


                                 AMOUNT OF TARGET CAPITAL STOCK     AMOUNT OF iMALL SHARES TO BE
            SELLER                      TO BE TRANSFERRED                     RECEIVED
------------------------------   ------------------------------     ----------------------------
1.
2.
3.
4.
5.
6.
7.
8.

                                       4